UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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PC CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

(603) 683-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2011

The 2011 Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation (the “Company”), will be held at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire on Wednesday, May 25, 2011 at 10:00 a.m., Eastern time, to consider and act upon the following matters:

1.	To elect six directors to serve until the 2012 Annual Meeting of Stockholders;

2.	To amend the Company’s Executive Bonus Plan to increase the maximum bonus award payable to a participating executive for any plan year from $1 million to $ 2 million;

3.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 8, 2011 are entitled to notice of and to vote at the meeting or any adjournments thereof. Our stock transfer books will remain open. All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Patricia Gallup
Chairman of the Board and
Chief Executive Officer

Merrimack, New Hampshire

April 15, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by PC Connection, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) by our Board of Directors, for our 2011 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, May 25, 2011 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire or any adjournment or adjournments of the Annual Meeting. You may obtain directions to the location of the meeting by contacting Investor Relations at 603-683-2322. All proxies will be voted in accordance with the stockholders’ instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to our secretary or by voting in person at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed proxy, and our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission, or the SEC, and our Annual Report to Stockholders for the year ended December 31, 2010 are being mailed to stockholders on or about April 25, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 25, 2011

This proxy statement, form of proxy, and our 2010 Annual Report to Stockholders for the year ended December 31, 2010 are available at http://ir.pcconnection.com.

Voting Securities and Votes Required

On April 8, 2011, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 26,904,774 shares of our common stock, $.01 par value per share, or the Common Stock. Stockholders are entitled to one vote per share of Common Stock. Our stock record books will remain open for inspection by stockholders of record for ten days prior to the Annual Meeting at our offices at the above address and at the time and place of the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for the approval of the amendment to the Company’s Executive Bonus Plan and the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

Persons who hold shares on the record date through a broker, bank, or other nominee are considered beneficial owners. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, brokers holding shares in “street name” for their beneficial owners are prohibited from voting on behalf of the clients in uncontested director elections and certain other non-routine matters unless the brokers have received specific voting instructions from those clients. Accordingly, a broker cannot vote shares held on behalf of a beneficial owner on Items 1 or 2 regarding the election of directors and the amendment to our Executive Bonus Plan, respectively, unless such broker has received specific voting instructions from the beneficial owner. However, a broker will have discretion to vote shares held on behalf of a beneficial owner on Item 3, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011, even if such broker has not received specific voting instructions from the beneficial owner. Shares that abstain from voting in a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Abstentions and “broker non-votes” will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise provided below, the following table sets forth, as of February 1, 2011, the beneficial ownership of our Common Stock by: (i) persons known by us to own more than 5% of our outstanding shares; (ii) each of our directors; (iii) each of our named executive officers in the Summary Compensation Table under the heading “Executive Compensation” below; and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Except as otherwise set forth below, the street address of each beneficial owner is c/o PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)
Patricia Gallup	8,714,094	(3)	32.4%
David Hall	8,358,789	(4)	31.1
Dimensional Fund Advisors, Inc.	2,251,740	(5)	8.4
Timothy McGrath	435,604	(6)	1.6
David Beffa-Negrini	184,927		*
Jack Ferguson	131,886	(7)	*
Donald Weatherson	47,000	(8)	*
Joseph Baute	22,000	(9)	*
Barbara Duckett	5,000		*
All directors and executive officers as a group (10 individuals)	17,922,904	(10)	65.8

*	Less than 1% of the total number of our outstanding shares of Common Stock on February 1, 2011.

(1)	The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of February 1, 2011 or will have the right to acquire within 60 days thereof through the exercise of any stock option or other right.

(2)	The number of shares of Common Stock deemed outstanding for purposes of determining such percentages includes 26,894,849 shares outstanding as of February 1, 2011 and any shares subject to issuance upon exercise of options or other rights held by the person in question that were exercisable on or within 60 days after February 1, 2011.

(3)	Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust and 15,000 shares held by Ms. Gallup’s spouse, as to which Ms. Gallup disclaims beneficial ownership. Ms. Gallup has the sole power to vote or direct the vote as to 530,000 shares and dispose or direct the disposition of 8,699,094 shares. Ms. Gallup has shared voting power as to 16,338,188 shares.

(4)	Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust. Mr. Hall has the sole power to vote or direct the vote as to 189,695 shares and dispose or direct the disposition of all 8,358,789 shares. Mr. Hall has shared voting power as to 16,338,188 shares.

(5)

The information presented herein is as reported in, and based solely upon, a Schedule 13G/A (Amendment No. 8) filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of

1940, and serves as investment manager to certain other commingled group trusts and separate accounts (together with the investment companies, the “Funds”). All shares of our Common Stock listed as owned by Dimensional are owned by the Funds. In its role as investment advisor or manager, Dimensional possesses sole power to vote or direct the vote of 2,200,086 shares our Common Stock that is owned by the Funds and sole power to dispose or direct the disposition of 2,251,740 shares of our Common Stock that is owned by the Funds, and may be deemed to be the beneficial owner of 2,251,740 shares of our Common Stock held by the Funds. Dimensional disclaims beneficial ownership of such shares of Common Stock. Dimensional’s business address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(6)	Includes 208,750 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. McGrath has the right to acquire within 60 days after February 1, 2011.

(7)	Includes 70,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Ferguson has the right to acquire within 60 days after February 1, 2011.

(8)	Includes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Weatherson has the right to acquire within 60 days after February 1, 2011.

(9)	Includes 2,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Baute has the right to acquire within 60 days after February 1, 2011.

(10)	Includes an aggregate of 328,000 shares of Common Stock issuable to directors and executive officers upon exercise of outstanding stock options which they have the right to acquire within 60 days after February 1, 2011.

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting. Our Board of Directors is currently fixed at six members. Our Bylaws provide that our directors will be elected at each annual meeting of our stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

The persons named in the enclosed proxy (Patricia Gallup and David Hall) will vote to elect the six nominees named below as our directors unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a director, and each nominee has consented to being named in this Proxy Statement and to serve, if elected. If for any reason any nominee should be unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute nominee designated by our Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve, if elected.

Our Board of Directors recommends a vote “FOR” the election of the nominees described below.

Set forth below are the name, age, and length of service as a director for each nominee of our Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which he or she serves as a director or served as a director during the past five years. Information with respect to the number of shares of Common Stock beneficially owned by each director or nominee, directly or indirectly, as of February 1, 2011, appears under “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election to our Board of Directors

Patricia Gallup, age 57, is our Chairman and Chief Executive Officer. Ms. Gallup is a co-founder of our Company, and has served on our Board of Directors since its inception and as an executive officer since 1982.

David Hall, age 61, is a co-founder and has served on our Board of Directors since its inception. Mr. Hall served as Vice Chairman of our Board of Directors from March 1998 to December 2004. Mr. Hall was an executive officer from 1982 to 1997, and since then has served as an analyst for our Company.

Joseph Baute, age 83, has served on our Board of Directors since June 2001. From 1979 to 1993, Mr. Baute served as Chairman and Chief Executive Officer of Markem Corporation, an industrial marking and coding solutions provider. Since 1993, Mr. Baute has worked as an independent consultant. Mr. Baute has served on the board of directors of several public and private companies as well as non-profit organizations, including the Federal Reserve in Boston, State Street Bank, and Houghton-Mifflin Company.

David Beffa-Negrini, age 57, has served on our Board of Directors since September 1994. Mr. Beffa-Negrini served as our Senior Vice President, Corporate Marketing and Creative Services from February 2007 until his retirement effective December 31, 2008. Mr. Beffa-Negrini served as Co-President of our Merrimack Services subsidiary from September 2005 to February 2007 and as our Vice President of Corporate Communications from June 2000 to February 2007. Mr. Beffa-Negrini served in a variety of senior management capacities in the areas of merchandising, marketing, and communications during his 25 years of employment by the Company.

Barbara Duckett, age 66, has served on our Board of Directors since June 2009. Since October 2000, Ms. Duckett has served as the President, Chief Executive Officer, and as a member of the board of directors of Home Healthcare, Hospice and Community Services. Ms. Duckett serves as a member of the board of directors of the Home Care Association of New Hampshire and has been a director or officer of several other non-profit and privately-held healthcare organizations, at both the local and national level.

Donald Weatherson, age 73, has served on our Board of Directors since June 2005. Mr. Weatherson served on the board of directors of our GovConnection subsidiary from May 2003 to June 2005. Since August 2002, Mr. Weatherson has pursued personal and community interests and served on an interim basis as Chief Executive Officer of GovConnection from November 2003 to May 2004. From April 1994 to July 2002, Mr. Weatherson served in a variety of senior executive positions at Compaq Computer Corporation. Prior to joining Compaq, Mr. Weatherson was Chief Executive Officer of the Navy Exchange System, a retail services company operated by the U.S. Navy. He retired from the Navy as a Rear Admiral in 1993. Mr. Weatherson served as Chairman of the Board of Enliven Marketing Technologies Corporation, an internet service marketing company, from February 2006 to October 2008.

We believe that each of our directors is qualified to serve as a director of the Company as a result of his or her level of business experience described in the individual biographies above. Each director has served in a broad range of senior management roles, and some have served on other boards of directors. The Board concluded that the depth of experience and the combination of the different backgrounds of each of our directors facilitates the Company’s goal of having a diversity of viewpoints and backgrounds on the Board, and gives the Company a broad range of experience on which to draw. Accordingly, the Board concluded that each of these individuals should serve as a director of the Company, in light of its business and structure, at the time of filing this proxy. In particular:

•

Ms. Gallup is a co-founder of the Company and has served as an executive, director, or corporate officer of the Company for over 28 years and, as a result, has in-depth knowledge of the information technology (IT) industry and our business. She also has experience serving as a board member of other companies, both public and private.

•

Mr. Hall is a co-founder of the Company and has served as an executive, director, or corporate officer of the Company for over 28 years and, as a result, has in-depth knowledge of the IT industry and our business.

•

Mr. Baute has substantial experience as Chief Executive Officer of an industrial solutions provider. Combined with his board-level experience with several public and private companies, as well as the Federal Reserve, Mr. Baute brings to the Board a broad range of business, financial, and accounting knowledge and experience.

•

Mr. Beffa-Negrini has served the Company in a variety of leadership roles and senior management positions, and has more than 25 years of experience in the IT industry. These qualifications provide the Board with both insight into the organizational development of the Company, along with a broad knowledge base of the industry.

•

Ms. Duckett has significant executive management and board-level experience with numerous organizations in the healthcare industry. Accordingly, Ms. Duckett brings to the Board strong business knowledge as well as insight into the growing healthcare industry, which is a sector the Company serves.

•

Mr. Weatherson has substantial business and financial knowledge and experience in the government arena, which is particularly useful to the Board in serving our Public Sector customer segment. Additionally, he has had executive experience with one of our major suppliers, giving him additional knowledge of the industry in which we operate.

No family relationship exists between any of our executive officers or directors.

INFORMATION CONCERNING DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Board Meetings and Attendance

Our Board of Directors met five times during the year ended December 31, 2010, either in person or by teleconference. During 2010, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served. Our Board of Directors does not currently have a policy with regard to the attendance of board members at our annual meeting of stockholders. All board members, except Mr. Hall, attended our 2010 Annual Meeting of Stockholders.

Board Committees

Our Board of Directors has established two standing committees–Audit and Compensation. The Audit and Compensation Committees each operate under written charters that have been approved by our Board of Directors. We included the charters of the two committees as appendixes to our 2010 Proxy Statement which can be obtained by accessing the website maintained by the SEC at www.sec.gov, by accessing our website at http://ir.pcconnection.com, or by contacting our investor relations department at PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054.

Our Board of Directors has determined that all of the members of our two standing committees are independent as defined under the rules of the Nasdaq Stock Market including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	discussing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm, and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 14 of this Proxy Statement).

The members of our Audit Committee are Ms. Duckett and Messrs. Baute and Weatherson. Our Board of Directors has determined that both Messrs. Baute and Weatherson would qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met five times during 2010.

Compensation Committee and Subcommittee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	reviewing and approving, or recommending for approval by the Board of Directors, our CEO’s compensation;

•	reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our other executive officers;

•	overseeing evaluations of our senior executives;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The Compensation Committee met three times in 2010. The members of the Compensation Committee are Ms. Duckett and Messrs. Baute and Weatherson. The Compensation Committee has established a subcommittee and delegated to that subcommittee authority to issue equity awards and to determine other qualified performance-based compensation in accordance with the requirements of Section 162(m) of the Internal Revenue

Code. The Subcommittee is comprised of Mr. Baute and Ms. Duckett, who are “outside directors” under IRS regulations.

Controlled Company Status

We are a “Controlled Company” as defined in Nasdaq Stock Market Rule 5615(c). Our Board of Directors has based this determination on the fact that approximately 63% of our voting stock is beneficially owned or controlled by Ms. Gallup and Mr. Hall.

We do not have a standing nominating committee, and the functions of evaluating and selecting directors have been performed by our Board of Directors as a whole. We believe that it is not necessary to have a nominating committee because our directors have generally served for extended terms. Our Board of Directors will from time to time evaluate biographical information and background material relating to potential candidates and interview selected candidates. Our Board of Directors does not currently have a charter or written policy with regard to the nomination process. We do not have a written policy due to the extended terms served by our directors.

Board Leadership Structure

Ms. Gallup, our Chief Executive Officer, is also the Chairman of our Board of Directors; our leadership structure does not include a lead independent director. In light of our controlled company status discussed above, we believe that the creation of a lead independent director position is not necessary at this time. Our Board of Directors has determined that having the same individual hold both positions is in the best interests of PC Connection, Inc. and our stockholders and consistent with good corporate governance for the following reasons:

•

Our Chief Executive Officer is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our company.

•	A single Chairman and Chief Executive Officer provides strong and consistent leadership for PC Connection, Inc., without risking overlap or conflict of roles.

•	Oversight of our company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

Director Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Ms. Duckett or Messrs. Baute or Weatherson, who comprise our Audit and Compensation Committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each of Messrs. Baute and Weatherson and Ms. Duckett is an “independent director” as defined under Nasdaq Stock Market Inc. Marketplace Rule 5605(a)(2). We are exempt from the requirement that our board have a majority of independent directors because we are a controlled company. Please see “Controlled Company Status” above for information on our controlled company status.

Executive and Director Compensation Processes

Our Compensation Committee generally reviews employee performance and compensation on an annual basis. When possible, our Compensation Committee also compares the salaries of our executive officers to salaries of individuals who hold comparable positions in our immediate peer group. The Compensation Committee makes salary determinations based on number of factors, including the level and breadth of each executive officer’s responsibilities and experience. Salary decisions are also made with a view to retaining our executive talent. The Compensation Committee may, in its discretion, invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation, and our Chief Executive Officer may make recommendations relating to the salaries of our other executive officers.

Our shareholders approved in 2008 an Executive Bonus Plan for our executive officers. Annual cash bonuses are based on the achievement of company-wide net income and expense leverage goals. Cash bonuses are set as a percentage of the executive officer’s base salary.

In addition, our Compensation Committee administers our Amended and Restated 2007 Stock Incentive Plan and our Amended and Restated 1997 Employee Stock Purchase Plan. To the extent permitted by applicable law, our Board of Directors or the Compensation Committee may delegate to our Chief Executive Officer its authority to grant options and other awards that constitute rights under Delaware law under our Amended and Restated 2007 Stock Incentive Plan to employees and non-executive officers, provided that it will fix the terms of such awards to be granted by the Chief Executive Officer (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to awards that the Chief Executive Officer may grant. The Board of Directors has delegated authority to the Chief Executive Officer to issue options to employees and non-executive officers of up to 20,000 shares per individual per year.

We have generally set our compensation paid to non-officer members of our Board of Directors to be consistent with compensation paid to directors of similar-sized companies. In 2010 we paid a standard quarterly retainer fee of $10,000 to our non-officer directors for their service on the Board as well as $2,500 for each Board meeting and $1,500 for each Board Committee meeting they attended. Ms. Gallup has never received compensation for her services on our Board of Directors.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In 2010 our Compensation Committee retained Pearl Meyer & Partners, a national consulting firm, as its independent compensation consultant to conduct a competitive assessment of our executive compensation and general compensation programs. Pearl Meyer & Partners provided comparative market data on compensation practices and programs based on an analysis of twelve peer companies deemed comparable in terms of product and service offerings and revenue levels. The Compensation Committee used the report to assist in the review of executive compensation, and as discussed below, our executive officers did not receive annual merit increases in 2010.

Oversight of Risk

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks, and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Director Candidates

All of the current members of our Board of Directors have served as directors since 2002, except Mr. Weatherson and Ms. Duckett, who became directors in June 2005 and June 2009, respectively. Where called for, qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting us, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, our Board of Directors desires a group of candidates who represent a diversity of viewpoints, backgrounds, skills, and expertise that enable them to make a significant contribution to our Board of Directors, our Company, and stockholders. In the event of a need for a new or additional director, our Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews, and such other information as the Board may deem relevant.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Our Board of Directors has generally nominated the current directors for re-election at each annual meeting of stockholders. Our Board of Directors has therefore not established special procedures for security holders to submit director recommendations. If we were to receive recommendations of candidates from our security holders, the Board of Directors would consider such recommendations in the same manner as all other candidates. Shareholders who wish to suggest qualified candidates should send relevant information to the attention of the Corporate Secretary, PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2164).

Communicating with the Independent Directors

We have not implemented a process for our stockholders to send communications to our Board of Directors, other than as set out elsewhere in this proxy. We have not done so primarily due to our status as a controlled company, as discussed earlier.

Code of Business Conduct and Ethics Policy

We have adopted a written Code of Business Conduct and Ethics Policy (the “Policy”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial and accounting officer, controller, and persons performing similar functions. We have posted our Policy on our website at http://ir.pcconnection.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the Policy that occur in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Based solely on our review of copies of reports filed by individuals required to make filings, or Reporting Persons, pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, we believe that all such reports required to be filed under Section 16(a) of the Exchange Act for 2010 were timely filed, except that Mr. Polizzi, an executive officer, failed to timely file a Form 4 to report the February 2, 2010 receipt of a stock option grant of 25,000 shares. Mr. Polizzi reported the receipt of the stock options on a Form 3 filed with the SEC on February 10, 2010.

Director Compensation

Our non-officer directors are each entitled to receive a standard quarterly retainer fee of $10,000 for their service on the Board as well as $2,500 for each Board meeting and $1,500 for each Board Committee meeting they attend. Ms. Gallup does not receive any additional compensation for her role as director. Board members also receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings.

As more fully described below, the following table describes compensation paid to each director not listed as a named executive officer for the year ended December 31, 2010.

Director Compensation for Fiscal Year Ended December 31, 2010

Name	Total Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)		Total ($)
David Hall	$52,500	100,000	(2)	$152,500
Joseph Baute	64,500	—		64,500
Barbara Duckett	64,500	—		64,500
Donald Weatherson	64,500	—		64,500
David Beffa-Negrini	50,000	6,760	(3)	56,760

(1)

The fees earned by each non-officer director consist of the following: (i) a quarterly retainer of $10,000 and (ii) $2,500 per Board meeting and $1,500 per Board Committee meeting attended. In addition, Board members receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings. The Board did not receive any equity awards in 2010.

(2)	Mr. Hall is employed by the Company as an analyst, and accordingly, is entitled to our standard fringe benefits as a full-time employee.

(3)	Mr. Beffa-Negrini received fees for consulting services provided to the Company in 2010.

The following table reflects the aggregate number of stock awards and the aggregate number of option awards outstanding as of December 31, 2010 for each director not listed as a named executive officer.

Name	Aggregate Number of Shares of Stock Awards	Aggregate Number of Shares of Option Awards
Joseph Baute	3,000	2,500
David Beffa-Negrini	2,000	2,500
Barbara Duckett	3,333	—
David Hall	—	—
Donald Weatherson	3,000	40,000

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our Chief Executive Officer and the three other officers (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and generally intend to structure the equity-based portion of our executive compensation, where feasible, and our annual bonus program to comply with exemptions in Section 162(m) so that the compensation would remain tax deductible to us. However, the Compensation

Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Compensation

The following table sets forth information for our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2010, collectively, the Named Executive Officers for the fiscal years indicated.

Summary Compensation Table for Fiscal Years Ended December 31, 2010 and 2009

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Patricia Gallup	2010	$750,000	$—	$—	$1,000,000	$—		$1,750,000
Chief Executive Officer and Chairman of the Board	2009	750,000	—	—	790,600	3,675	(5)	1,544,275

Timothy McGrath	2010	532,692	243,720	281,910	825,000	—		1,883,322
President and Chief Operating Officer(6)	2009	500,000	394,600	—	527,100	17,008	(5)	1,438,708

Jack Ferguson	2010	340,000	—	—	510,000	—		850,000
Executive Vice President, Treasurer, and Chief Financial Officer	2009	340,000	101,375	—	358,400	2,754	(5)	802,529

(1)	Despite the fact that the Company’s net income increased between 2009 and 2010, the Company’s executive officers did not receive annual merit increases in either 2009 or 2010, given the continued global economic uncertainty.

(2)	Valuation represents the aggregate grant date fair value of the stock and option awards granted each year computed in accordance with FASB ASC 718. Please see Note 10, “Stockholders’ Equity and Share-Based Compensation” of our Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010, for further information regarding share-based compensation. Mr. McGrath’s stock award granted in April 2010 vests annually in four equal installments beginning on August 18, 2010. Mr. McGrath’s stock option award granted in April 2010 vests annually in four equal installments beginning on August 18, 2010.

(3)	Non-equity incentive compensation for our executive officers was awarded pursuant to the Executive Bonus Plan, pursuant to the achievement of company-wide net income and expense leverage goals.

(4)	We have omitted perquisites and other personal benefits in those instances where the aggregate amount of such perquisites and other personal benefits totaled less than $10,000.

(5)	Consists of: (a) our contributions for Ms. Gallup and Messrs. McGrath and Ferguson under our 401(k) Plan in the amount of $3,675, $3,675, and $2,754, respectively and (b) $13,333 of sales incentive events attended by Mr. McGrath.

(6)	In connection with his election as President and Chief Operating Officer, Mr. McGrath’s annual salary was increased from $500,000 to $550,000 effective May 1, 2010. Prior to such election, Mr. McGrath served as our Executive Vice President, PC Connection Enterprises.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2010.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Patricia Gallup	—	—		—	—	—		—

Timothy McGrath	50,000			$5.200	10/24/2015	50,000	(3)	$443,000
	140,000			13.130	7/23/2017	75,000	(4)	664,500
	18,750	56,250	(5)	6.770	04/15/2020	37,500	(6)	332,250

Jack Ferguson	1,000	—		10.813	3/16/2011	12,500	(7)	110,750
	20,500	—		5.380	12/30/2015	—		—
	50,000			13.130	7/23/2017	—		—

(1)	The option exercise price for grants made to named executive officers was set at the closing price of our Common Stock on the respective grant date.

(2)	The market value of restricted stock awards was based on the closing price of our Common Stock on December 31, 2010 of $8.86 per share.

(3)	The restricted stock awarded to Mr. McGrath vests annually in two installments of 25,000 shares beginning on May 09, 2011.

(4)	The restricted stock awarded to Mr. McGrath vests annually in three installments of 25,000 shares beginning on August 18, 2011.

(5)	Mr. McGrath’s stock option vests annually in three installments of 18,750 shares beginning on August 18, 2011.

(6)	The restricted stock awarded to Mr. McGrath vests annually in three installments of 12,500 shares beginning on August 18, 2011.

(7)	The restricted stock awarded to Mr. Ferguson vests on August 18, 2011.

Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with Mr. McGrath, providing for severance payments for twelve months, or until such time as he secures other employment (whichever is earlier), of his then respective annual base salary if we terminate his employment for any reason other than for cause. Under such circumstances, Mr. McGrath’s severance payments would have an aggregate value of $550,000. Such payments are conditioned upon our receipt of a general release of claims from Mr. McGrath. Mr. McGrath’s agreement includes certain non-compete and non-solicit obligations that extend for twenty-four months after termination of employment. We assume, for the purpose of calculating values for all termination events, that the effective date of termination is December 31, 2010.

In the event that we undergo a change in control (referred to as an “Acquisition Event” in the Amended and Restated 1997 Stock Incentive Plan and a “Reorganization Event” in the Amended and Restated 2007 Stock Incentive Plan) and as a result our Board of Directors accelerates the vesting of all outstanding unvested equity awards, Messrs. McGrath and Ferguson would realize $1,557,313 and $110,750, respectively, based on the closing price of our Common Stock on December 31, 2010 of $8.86 per share, assuming the vesting and sale by each of their unvested equity awards presented above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently have leases for facilities in Marlow and Merrimack, New Hampshire and two facilities in Keene, New Hampshire with Gallup & Hall, or G&H, a partnership owned solely by Patricia Gallup and David Hall, our principal stockholders. The three facilities located in Marlow and Keene, New Hampshire are leased on a month-to-month basis requiring monthly rental payments of $11,773, $1,344, and $500, respectively. These leases also obligate us to pay certain real estate taxes and insurance premiums on the premises. Rent expense under the three leases aggregated $163,404 for each of the years ended December 31, 2009 and 2010.

In November 1997, we entered into a fifteen-year lease for an 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, L.L.C., an entity owned solely by Patricia Gallup and David Hall. We began occupying the facility upon completion of construction in late November 1998, and lease payments began in December 1998. The lease is in its thirteenth year; annual lease payments of $1,139,300 are required under the terms of the lease for years 11 through 15. The lease requires us to pay our proportionate share of real estate taxes and common area maintenance charges as either additional rent or directly to third-party providers and also to pay insurance premiums for the leased property. We have the option to renew the lease for two additional terms of five years.

In August 2008, we entered into a ten-year lease agreement with Patricia Gallup and David Hall, our principal stockholders, for an office facility adjacent to our corporate headquarters. The lease requires an annual rental payment of $225,432 in year three of the lease and provides us the option to renew for two additional two-year terms. The rent for subsequent years shall be subject to adjustment to reflect increases in a local consumer price index, but such adjustments shall not exceed an increase of 5.0% per year. The lease requires us to pay our proportionate share of real estate taxes and common area maintenance charges either as additional rent or directly to third-party providers and to pay insurance premiums for the leased property. Rent expense under the lease agreement was $225,432 for each of the years ended December 31, 2009 and 2010.

During 2010, we provided various facilities management, maintenance, financial, tax, and legal services to certain affiliates in connection with the operation of facilities leased by us from those affiliates. G&H reimbursed us $81,563 and $61,390 during 2010 and 2009, respectively, for those services.

The 1998 PC Connection Voting Trust

In connection with our initial public offering in March 1998, Patricia Gallup and David Hall placed substantially all of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust (the “Voting Trust”) of which they serve as co-trustees. The Voting Trust is the record holder of 16,338,188 shares of Common Stock as of the record date, April 8, 2011. The terms of the Voting Trust require that both Ms. Gallup and Mr. Hall, as co-trustees, agree as to the manner of voting the shares of our Common Stock held by the Voting Trust in order for the shares to be voted. In the event the co-trustees are deadlocked with respect to the election of directors at a meeting of stockholders, our Board of Directors may require the co-trustees to execute and deliver to our Secretary a proxy representing all shares issued and outstanding in the name of the Voting Trust and entitled to vote in the election of directors. Such proxy shall confer upon the proxyholder authority to attend the meeting for purposes of establishing a quorum and to vote for the directors nominated by our Board of Directors, provided that such nominees are incumbent directors elected with the consent of the co-trustees. Each of Ms. Gallup and Mr. Hall may transfer shares of Common Stock for value to unaffiliated third parties. Any shares so transferred will no longer be subject to the Voting Trust and an equal number of the non-transferring co-trustee’s shares will be released from the Voting Trust. Transfers by either of Ms. Gallup or Mr. Hall in excess of 75,000 shares in any 90-day period, or that would decrease the shares held by the Voting Trust to less than a majority of the outstanding shares, will be subject to a right of first refusal to the other. The Voting Trust will terminate when it holds less than 10% of the outstanding shares of our Common Stock or at the death of both co-trustees. In addition, in the event of the death or incapacity of either co-trustee, or when either of Ms. Gallup or Mr. Hall holds less than 25% of the beneficial interest held by the other in the Voting Trust, the other will become the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust.

All related party transactions discussed above and referenced in this proxy statement were on terms comparable to those we could have obtained in arms-length transactions with unaffiliated third parties.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where

(a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Audit Committee in the manner specified in its charter.

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued upon exercise of options, warrants, and rights under all of our equity compensation plans as of December 31, 2010, including the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 2007 Stock Incentive Plan, and the Amended and Restated 1997 Employee Stock Purchase Plan, or the ESPP. Our stockholders have approved all of these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1)(2) (c)
Equity Compensation Plans Approved by Security Holders	813,806	$9.10	311,426
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	813,806	$9.10	311,426

(1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2)	Includes 107,926 shares of Common Stock issuable under our ESPP, all of which are issuable in connection with the current offering period which ends on June 30, 2011.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO EXECUTIVE BONUS PLAN

On April 14, 2011, our Board of Directors adopted, subject to stockholder approval, an amendment to the Company’s Executive Bonus Plan, or the Bonus Plan, to increase the maximum bonus award payable to a participating executive for any plan year from $1 million to $ 2 million.

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating key personnel. Accordingly, our Board of Directors believes adoption of the amendment to our Bonus Plan is in the best interests of our stockholders and our Company and recommends a vote “FOR” the approval of the amendment to our Bonus Plan.

Description of the Bonus Plan, as amended

The following is a brief summary of the Bonus Plan, as amended. A copy of our Bonus Plan and the amendment approved by our Board of Directors is attached as Appendix A to this Proxy Statement.

Administration

The Compensation Committee of our Board of Directors will, through a subcommittee consisting solely of outside directors within the meaning of Section 162(m) of the Internal Revenue Code, administer the Bonus Plan. We refer to this subcommittee as the Committee.

Eligibility

Each of our named executive officers, within the meaning of the rules and regulations of the Securities and Exchange Commission, is eligible to participate in this Plan. In addition, other executive officers may be determined from time to time to be eligible to participate in the Plan. As of April 8, 2011, we had four executive officers.

Determination of Bonus Awards

We refer to each fiscal year that the Bonus Plan is in effect as a “Plan Year.” Within 90 days after the beginning of each Plan Year, the Committee will establish specific performance measures for the payment of bonus awards for that Plan Year. For each Plan Year, the performance measures will include the attainment of a certain minimum level of consolidated net income and may also be based on one or more of the following additional quantifiable performance measures selected by the Committee: consolidated SG&A expenses; earnings per share; operating income; gross revenue; profit margins; stock price targets or stock price maintenance; working capital; free cash flow, cash flow; return on equity; return on capital or return on invested capital; earnings before interest, taxes, depreciation, and amortization, or EBITDA, and strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures. The precise annual amounts and bonus allocation percentages with respect to each performance measure will also be established by the Committee. Performance measures are generally based on our operating forecasts. However, the Committee may determine, in its sole discretion, that significant unusual or extraordinary items should or should not be included in determining whether the performance measures have been met.

Bonuses are calculated as a percentage of the participating executive’s annual base salary. Base level bonuses are 100% of base salary for our Chief Executive Officer, 100% of base salary for our President and any Executive Vice Presidents, and 50% of base salary for any Senior Vice Presidents. Actual bonus payouts may be higher or lower than the base level amounts, depending on the degree to which each performance measure is met or exceeded. Each performance measure is subject to a multiplier table which determines the extent to which that portion of the bonus is paid out. Awards relating to net income can range from 50% to 170% of the corresponding base bonus; however, no awards will be granted for net income below 90% of target. Awards relating to other performance measures established by the Committee are subject to the multiplier percentages selected by the Committee.

The maximum bonus award payable to a participating executive for any Plan Year is 170% of that executive’s annual base salary and in no event will exceed $2,000,000.

At the end of each Plan Year, the Committee, in consultation with our Chief Executive Officer, determines the amount, if any, to be paid to each participating executive based on the extent that the performance measures for that Plan Year were achieved. The Committee may use negative discretion to decrease (but not increase) the amount of any bonus award otherwise payable to any participating executive under the Bonus Plan.

Amendments and Termination

Our Board may at any time amend, suspend, or terminate the Plan, provided such action is effected by written resolution. Amendments to the Bonus Plan requiring stockholder approval under the Internal Revenue Code or SEC regulations will require such approval under the Plan.

Federal Income Tax Consequences

Payments received by executive officers under the Bonus Plan will be income subject to tax at ordinary income rates when received. Since the Bonus Plan is intended to comply with the requirements of Section 162(m) of the Code, if the Bonus Plan is approved by stockholders at the annual meeting, we expect that the bonus payments made in accordance with the terms of the Bonus Plan will qualify as performance-based compensation that is not subject to the limits of Section 162(m) of the Code and will therefore be deductible by us, subject to any other applicable limitations on deductibility under the Code.

PROPOSAL THREE

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The ratification of this selection by the Audit Committee is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting our independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services

The following table summarizes the fees Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their affiliates billed to us for each of the last two fiscal years. The Audit Committee of our Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

Fee Category	2010	2009
Audit Fees(1)	$1,032,000	$1,100,000
Tax Fees(2)	293,000	210,000
All Other Fees(3)	2,000	2,000

Total Fees	$1,327,000	$1,312,000

(1)

Audit fees consist of fees for the audit of financial statements, the audit of internal control over financial reporting, the review of the interim financial statements included in quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, and claims for refunds and tax payment-planning services, accounted for $226,000 and $130,000 of the total tax fees billed in 2010 and 2009, respectively. Tax advice and tax planning services relate to assistance with tax audits, employee benefit plans, and multi-state tax consulting.

(3)	All Other Fees consist of a fee for an accounting and audit-related subscription.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the Chairman of our Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chairman of our Audit Committee pursuant to this delegated authority is reported on at the next meeting of our Audit Committee.

Audit Committee Report

Our Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2010, and discussed them with our management and our registered public accounting firm.

The Audit Committee has also discussed with our registered public accounting firm various communications that our registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, or SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee was satisfied with this discussion.

SAS 61, as amended, requires our registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Our Audit Committee has received the written disclosures and the letter from our registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board regarding the registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with our registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit Committee of the Board of Directors of PC Connection:

Joseph Baute, Chairman

Barbara Duckett

Donald Weatherson

ADDITIONAL INFORMATION

Matters to be Considered at the Annual Meeting

Our Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement, or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call us at the following address or phone number: PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2322). If you wish to receive separate copies of the Notice of Internet Availability of Proxy Materials, the annual report, or the proxy statement, as applicable in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2322).

Solicitation of Proxies

All costs of solicitations of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, mail, fax, and personal interviews. We will also request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders must be received by us at our principal office in Merrimack, New Hampshire not later than December 27, 2011, for inclusion in the proxy statement for that meeting.

If a stockholder of our Company who holds less than 40% of the shares of our capital stock issued and outstanding and entitled to vote wishes to present a proposal before the 2012 Annual Meeting but has not complied with the requirements for inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, such stockholder must give timely notice of such proposal to our Secretary at our principal offices. The required notice must be delivered to or mailed and received at our principal executive offices not later than March 26, 2012 nor earlier than February 25, 2012. Notwithstanding the foregoing, if we provide less than 70 days notice or prior public disclosure of the date of the meeting to stockholders, notice by the stockholder or stockholders to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

By Order of the Board of Directors,

Patricia Gallup

Chairman of the Board and

Chief Executive Officer

April 15, 2011

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

AMENDMENT NO. 1

TO EXECUTIVE BONUS PLAN

The Executive Bonus Plan (the “Plan”) of PC Connection, Inc. is hereby amended by deleting Section 4.2 in its entirety and replacing it with the following:

4.2	Actual bonus payouts may be higher or lower than the base-level amounts, depending on the degree to which the individual performance measures are met or exceeded. Each performance measure is subject to a multiplier table which determines the extent to which that portion of the bonus is paid out. Awards relating to net income can range from 50% to 170% of the corresponding base bonus; however, no awards are granted for net income below 90% of target. Awards relating to other performance measures established by the Committee are subject to the multiplier percentages selected by the Committee. The maximum bonus award payable to a participating executive for any Plan Year is 170% of that executive’s annual base salary and in no event will exceed $2 million.

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 14, 2011.

PC CONNECTION, INC.

EXECUTIVE BONUS PLAN

I.	PURPOSE OF THE PLAN

PC Connection, Inc. (the “Company”) has established this Executive Bonus Plan (the “Plan”) as an incentive program pursuant to which annual performance-based bonuses may be awarded to the Company’s eligible executive officers.

II.	ELIGIBLE PARTICIPANTS IN THE PLAN

Each of the Company’s named executive officers, within the meaning of the rules and regulations of the Securities and Exchange Commission, is eligible to participate in this Plan. In addition, other executive officers may be determined from time to time to be eligible to participate in the Plan.

III.	ADMINISTRATION OF THE PLAN

3.1	The Plan has been adopted by the Company’s Board of Directors, (the “Board”), effective January 1, 2008. The Compensation Committee of the Board (the “Committee”) shall, through its Subcommittee consisting solely of outside directors within the meaning of Section 162(m) of the Internal Revenue Code, administer the Plan and shall periodically review it and make determinations with respect to the application of specific performance measures in the determination of incentive compensation. Consolidated net income, however, shall always be one of the performance measures under the Plan. All references in this document to actions by the Committee shall be appropriately supported as necessary by corresponding actions taken by the Subcommittee.

3.2	Each fiscal year that the Plan is in effect is referred to as a “Plan Year.” Within 90 days after the beginning of each Plan Year, the Compensation Committee will establish specific performance measures for the payment of bonus awards for that Plan Year. For each Plan Year, the performance measures will include the attainment of a certain minimum level of consolidated net income and may also be based on one or more of the following additional quantifiable performance measures selected by the Committee: consolidated SG&A expenses; earnings per share; operating income; gross revenue; profit margins; stock price targets or stock price maintenance; working capital; free cash flow, cash flow; return on equity; return on capital or return on invested capital; earnings before interest, taxes, depreciation, and amortization (EBITDA); and strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures. The precise annual amounts and bonus allocation percentages with respect to each performance measure will also be established by the Committee.

3.3	Performance measures are generally based on the Company’s operating forecasts. However, the Committee may determine, in its sole discretion, that significant unusual or extraordinary items should or should not be included in determining whether the performance measures have been met.

IV.	CALCULATION AND PAYMENT OF BONUS AWARDS

4.1	Bonuses are calculated as a percentage of the participating executive’s annual base salary. Base-level bonuses are set as follows:

• Chief Executive Officer	100% of base salary
• President	100% of base salary
• Executive Vice President	100% of base salary
• Senior Vice President	50% of base salary

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4.2	Actual bonus payouts may be higher or lower than the base-level amounts, depending on the degree to which the individual performance measures are met or exceeded. Each performance measure is subject to a multiplier table which determines the extent to which that portion of the bonus is paid out. Awards relating to net income can range from 50% to 170% of the corresponding base bonus; however, no awards are granted for net income below 90% of target. Awards relating to other performance measures established by the Committee are subject to the multiplier percentages selected by the Committee. The maximum bonus award payable to a participating executive for any Plan Year is 170% of that executive’s annual base salary and in no event will exceed $1 million.

4.3	At the end of each Plan Year, the Committee shall, in consultation with the Chief Executive Officer, determine the amount, if any, to be paid to each participating executive based on the extent that the performance measures for that Plan Year were achieved and shall authorize payment by the Company, in cash or other consideration or combination thereof, to such participating executive; provided that the Committee may use negative discretion to decrease (but not increase) the amount of any bonus award otherwise payable to any participating executive under the Plan.

4.4	Bonus awards shall be paid only to individuals who continue in the Company’s employ through the bonus payment date, unless otherwise approved by the Committee (which may be in consultation with the Chief Executive Officer); provided that no bonus (whether prorated or full) will be paid unless all of the applicable requirements set forth in this Plan are met, including without limitation that the Committee determines that all of the performance measures for the applicable Plan Year have been met and authorizes the payment of bonus awards.

4.5	Any payment to which an executive becomes entitled under the Plan shall be subject to the Company’s collection of all applicable federal and state income and employment withholding taxes.

4.6	Any bonus awards determined under the Plan will be paid to participating executives in cash or other consideration within 2 1/2 months following the end of the applicable Plan Year.

V.	GENERAL PROVISIONS

5.1	The Plan is effective as of January 1, 2008, and the initial bonuses will be established based on performance measures relating to the Company’s 2008 fiscal year. The Plan is subject to stockholder approval. Once approved, the Board may at any time amend, suspend, or terminate the Plan, provided such action is effected by written resolution; however, amendments to the Plan requiring stockholder approval under the Internal Revenue Code or SEC regulations require stockholder approval.

5.2	No bonuses awarded under the Plan shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

5.3	No Plan participant shall have the right to alienate, pledge or encumber his/her interest in any bonus award to which he/she may become entitled under the Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the employee’s creditors or to attachment, execution or other process of law.

5.4	Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan shall be construed so as to grant any person the right to remain in the employ of the Company for any period of specific duration. Rather, each employee of the Company will be employed “at-will,” which means that either such employee or the Company may terminate the employment relationship of that individual at any time for any reason, with or without cause.

5.5	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

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ANNUAL MEETING OF STOCKHOLDERS OF

PC CONNECTION, INC.

May 25, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, and proxy card

are available at http://ir.pcconnection.com/annuals.cfm

Please sign, date, and mail

your proxy card in the

envelope provided as soon

as possible.

” Please detach along perforated line and mail in the envelope provided.”

¢ 20630300000000001000 9	052511

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS NO.2 AND NO.3.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. To elect the following six directors for the ensuing year:				2. To amend the Company’s Executive Bonus Plan to increase the maximum bonus award payable to a participating executive for any plan year from $1 million to $2 million.	☐	☐	☐
NOMINEES:					FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O Patricia Gallup O David Hall O Joseph Baute O David Beffa-Negrini O Barbara Duckett O Donald Weatherson		3. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS NO.2. AND NO.3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐	¢

PC CONNECTION, INC.

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup and David Hall, each of them, with full power of substitution, as proxies (the “Proxies”) to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 25, 2011 at the Crowne Plaza Hotel, 2 Somerset Parkway, Nashua, New Hampshire, at 10:00 a.m., Eastern time, or any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

PLEASE FILL IN, SIGN, DATE, AND MAIL THIS PROXY

IN THE ENCLOSED RETURN ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

¢	14475	¢